UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2013

Neohydro Technologies Corp.

 (Exact name of registrant as specified in its charter)

Nevada	000-53669	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification Number)

2200 Yarbrough Avenue, Suite B 305, El Paso TX	79925
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (805) 857-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .     Written communications pursuant to Rule 425 under the Securities Act

      .     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On February 13, 2013 Claudio Lai the sole director of the Company resigned and appointed David Gasprine to serve as director until the next regularly scheduled shareholder meeting.

David Gasprine

Mr. Gasparine started Couponz, Inc. in April 2011 from scratch with a plan to provide an easy to use tool that alleviated the frustrations he experienced while he was operating his other small businesses, Tropical Smoothie Café.    Mr. Gasparine owned and operated two Tropical Smoothie Café locations in the greater Las Vegas area from February, 2007 to April, 2011.  Mr. Gasparine held several customer relation postions at the Bellagio, a 5 diamond Las Vegas Resort and Casino from November, 1998 to Jun, 2007.  Mr. Gasparine’s positions included Senior Valet Attendant and Limo driver; catering to the hotels elite clients.   From 2003 to 2007, Mr. Gasparine attended the College of Southern Nevada (CSN) completing an Associates degree of Liberal Arts.   Additionally, he attended the University of Las Vegas (UNLV) Engineering program.

Exhibits

      No.   Exhibits

      ---   --------

      99.   Resignation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated 2/21/2013

Neohydro Technologies Corp.

By: /s/ Claudio Lai

       Claudio Lai, President

EXHIBIT INDEX

      No.   Exhibits

      ---   --------

      99.   Resignation